Exhibit (5)

Application For Individual Single Premium Deferred Variable Annuity New York Life Premier Variable Annuity – P Series New York Life Insurance and Annuity Corporation (NYLIAC) (A Delaware Corporation)
Regular Mail Address: NYL Annuity Service Center, P.O. Box 9859, Providence, RI 02940
Overnight/Express Mail Address: New York Life, c/o BNY Mellon, 4400 Computer Drive, Westborough, MA 01581

ANNUITY COMMENCEMENT DATE AT AGE 95	Please print or type.

1. ANNUITY POLICY TYPE
Choose ONE Policy Type and complete the appropriate selection.
☐ Non-Qualified	Is this a 1035 Exchange? ☐ Yes ☐ No

☐ Traditional IRA ☐ Roth IRA	Current Year Contribution $ Year	Prior Year Contribution $ Year	☐ Transfer or ☐ Rollover $

2. OWNER
First Name or Trust/Corporation Name Middle Last Name Suffix
Mailing Address
Street or P.O. Box		City	State	Zip Code
Residence Address (if different from mailing address)
Street		City	State	Zip Code
Date of Birth (mm/dd/yyyy)	Date of Trust	Social Security/Tax I.D. Number		☐ Male ☐ Female

Country of Citizenship (Use Section 8 for more space) ☐ U.S. ☐ Other, Country Name:	If you checked “Other” under Country of Citizenship, are you a U.S. Resident Alien? ☐ Yes ☐ No	Relationship to Annuitant ☐ Self ☐ Spouse ☐ Other:
Relationship to Joint Annuitant (if any) ☐ Self ☐ Spouse ☐ Other:	Telephone Number ☐ Cell ☐ Home ☐ Business	Email Address

3. JOINT OWNER
Available for Non-Qualified Policy Type ONLY. If the Owner and Joint Owner are Spouses, “Surviving Spouse” should be designated as the sole Primary Beneficiary in order for the surviving Spouse to continue the Policy. See Section 6 for more information about Spousal Continuance.
First Name Middle Last Name Suffix

Mailing Address
Street or P.O. Box	City	State	Zip Code
Residence Address (if different from mailing address)
Street	City	State	Zip Code

Date of Birth (mm/dd/yyyy)	Social Security/Tax I.D. Number	☐ Male ☐ Female
Country of Citizenship (Use Section 8 for more space) ☐ U.S. ☐ Other, Country Name:	If you checked “Other” under Country of Citizenship, are you a U.S. Resident Alien? ☐ Yes ☐ No	Relationship to Owner ☐ Spouse ☐ Other:

Relationship to Annuitant ☐ Self ☐ Spouse ☐ Other:	Relationship to Joint Annuitant (if any) ☐ Self ☐ Spouse ☐ Other:
Telephone Number ☐ Cell ☐ Home ☐ Business	Email Address

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4. ANNUITANT
Complete this section if the Annuitant is not the Owner or Joint Owner.
First Name Middle Last Name Suffix
Residence Address (Required)
Street	City	State	Zip Code
Date of Birth (mm/dd/yyyy)	☐ Male ☐ Female
Social Security Number	Country of Citizenship ☐ U.S. ☐ Other, Country Name:
Telephone Number ☐ Cell ☐ Home ☐ Business	Email Address

5. JOINT ANNUITANT
Complete this section if the Joint Annuitant is not the Owner or Joint Owner.
First Name Middle Last Name Suffix
Residence Address (Required)
Street	City	State	Zip Code
Date of Birth (mm/dd/yyyy)	☐ Male ☐ Female
Social Security Number	Country of Citizenship ☐ U.S. ☐ Other, Country Name:
Telephone Number ☐ Cell ☐ Home ☐ Business	Email Address

6. BENEFICIARY DESIGNATION

Primary and Contingent Beneficiary designations must each total 100%. If no percentage(s) is/are provided, the benefits will be divided equally. For a per stirpes Beneficiary designation, write “Per Stirpes” next to each applicable Beneficiary’s name. Use Section 8 to enter additional Beneficiary information. Refer to the application instructions for further details.

Important Information for Spousal Continuance of the Policy

If this does not apply to you, please read the Declination section below and check the box.

• JOINT OWNERS who are Spouses: To allow the surviving Owner/Spouse to continue the Policy at the death of either Owner/Spouse, write the words “Surviving Spouse” in the first Primary Beneficiary box below. This must be the only Primary Beneficiary designation.

• ONE OWNER: To allow your Spouse to continue the Policy at your death, you must designate your Spouse as the only Primary Beneficiary. Enter your Spouse’s name and other required information in the first Primary Beneficiary box below.

Important Information for Non-Spousal Joint Owners (At the death of either Owner, the Policy ends).

If this does not apply to you, please read the Declination section below and check the box.

To direct death benefit proceeds to the surviving Owner, write the words “Surviving Owner” in the first Primary Beneficiary box below. This must be the only Primary Beneficiary designation.

DECLINING THE SOLE PRIMARY BENEFICIARY DESIGNATION SHOWN ABOVE: ☐ By checking this box, I/We recognize that I/We am/are NOT naming a Surviving Spouse or Surviving
Owner as sole primary Beneficiary and instead designate the individual(s)/entity(ies) named below.

PRIMARY Beneficiary’s Full Name/Entity Name		Date of Birth (mm/dd/yyyy)	Social Security/ Tax I.D. Number	Percentage %	Relationship to Owner
Address: Street	City		State Zip Code	Telephone Number

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☐ PRIMARY OR ☐ CONTINGENT Beneficiary’s Full Name/Entity Name		Date of Birth (mm/dd/yyyy)	Social Security/ Tax I.D. Number	Percentage %	Relationship to Owner
Address: Street	City	State Zip Code		Telephone Number

☐ PRIMARY OR ☐ CONTINGENT Beneficiary’s Full Name/Entity Name		Date of Birth (mm/dd/yyyy)	Social Security/ Tax I.D. Number	Percentage %	Relationship to Owner
Address: Street	City	State Zip Code		Telephone Number

☐ PRIMARY OR ☐ CONTINGENT Beneficiary’s Full Name/Entity Name		Date of Birth (mm/dd/yyyy)	Social Security/ Tax I.D. Number	Percentage %	Relationship to Owner
Address: Street	City	State Zip Code		Telephone Number

7. ANNUITY PREMIUM PAYMENT AMOUNT & INVESTMENT INFORMATION
A. ANNUITY PREMIUM PAYMENT AMOUNT

Premium Payment Amount $______________________	If paying by check directly to New York Life, make payable to NYLIAC. Indicate total estimated amount including cash with application and anticipated transfer/exchange amounts.

B. INVESTMENT INFORMATION
100% of funds will be invested in the Fidelity VIP FundsManager® 60% Portfolio.

8. ADDITIONAL INFORMATION
Attach a separate sheet if additional space is needed.

9. FRAUD AND DISCLOSURE STATEMENTS
Please read the following carefully.
FRAUD WARNING: Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

PARTIAL WITHDRAWALS

For purposes of calculating the guaranteed amount provided by certain benefits under the Policy, Partial Withdrawals (including required minimum distributions) reduce those guaranteed amounts proportionally while additional Premium Payments increase those guaranteed amounts dollar for dollar. Consequently, under certain market conditions, a Partial Withdrawal will cause a greater decrease to the guaranteed amount relative to an increase to the guaranteed amount from a Premium Payment of the same amount as the Partial Withdrawal.

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10. REPLACEMENT INFORMATION

If “Yes” to A or B, provide policy information below. Please use Section 8 to include information if more than two policies are being replaced. Note: For Non-Qualified Policies, the Cost Basis of the replaced policy will be obtained from the ceding company.

A) Do you have any existing life insurance or annuity policies? B) Is the policy applied for a replacement of a life insurance or annuity policy?	☐ Yes ☐ No ☐ Yes ☐ No
Company Name – Policy Number – Estimated Cash Value	1035 Exchange: ☐ Yes ☐ No
Company Name – Policy Number – Estimated Cash Value	1035 Exchange: ☐ Yes ☐ No
11. SIGNATURES, ACKNOWLEDGEMENTS AND TAX CERTIFICATION
Read statements and sign below.

By signing below, I/We acknowledge and agree that: (1) All of the answers to questions and statements made in this application are true to the best of my/our knowledge and belief. (2) This Policy will not become effective unless it is issued while the Owner(s) and Annuitant(s) are living. (3) Under penalties of perjury, the Social Security/Taxpayer Identification Numbers provided on this application are certified to be correct. (4) No Agent/Registered Representative is authorized to accept risks, make or change this application or change any policy issued by NYLIAC, or give up any of the Owner’s rights or requirements. (5) I/We understand that this Policy is not backed or guaranteed by any bank or insured by the FDIC. Benefits based on the performance of the Separate Account are variable and are not guaranteed as to a fixed dollar amount.

The Owner’s tax certification provided below does not apply if the Owner is not a U.S. person (including a U.S. resident alien) and has otherwise completed and executed an applicable IRS Form W-8.

Owner Tax Certification:

Under penalties of perjury, I (as Owner named) certify:

(1) My Social Security Number or Tax ID Number shown on this application is my correct taxpayer identification number,

(2) I am not subject to backup withholding because: (a) I am exempt from backup withholding; or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividend income; or (c) the IRS has notified me that I am no longer subject to backup withholding,

(3) I am a U.S. person (includes a U.S. resident alien), and

(4) The Foreign Account Tax Compliance Act (FATCA) code entered on this form (if any) indicating that I am exempt from FATCA reporting is correct. (Please note: if being submitted for a U.S. policy, this last certification (4) does not apply).

☐ Check this box if the IRS has notified you that you are subject to backup withholding.

If I am a U.S. entity, I am submitting a completed IRS Form W-9.

If I am not a U.S. citizen, U.S. resident alien or other U.S. person, I am submitting the applicable IRS Form W-8 with this form to certify my foreign status and, if applicable, claim treaty benefits.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signed at (City/State)	DATE SIGNED

▲ Applicant’s Signature (Owner)	▲ Joint Owner’s Signature (if applicable)

▲ Annuitant’s Signature (if other than Owner or Joint Owner)	▲ Joint Annuitant’s Signature (if other than Owner or Joint Owner)

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For Representative/Agent use only. Signature Required The below is not part of the application, but it must be completed.
PRODUCER’S STATEMENT:
1. Is Owner a U.S. Citizen?	☐ Yes ☐ No If you have answered “No”, check the appropriate box below: ☐ Resident Alien ☐ Non-Resident Alien ☐ Other:
2. Is Joint Owner a U.S. Citizen? (if applicable)	☐ Yes ☐ No
3. Does the applicant have any existing life insurance or annuity policies?	☐ Yes ☐ No
4. Is this a replacement of a life insurance or annuity policy?	☐ Yes ☐ No If you have answered “Yes” to either question #3 or #4 of the Producer’s Statement, please follow state replacement regulations and attach any required replacement forms.
5. Is the Owner of the Policy a Trust?

☐ Yes       ☐ No

If you have answered “Yes”, please attach pages of the Trust Agreement, including a copy of the title page, signature page, and any applicable trustee designation pages and amendments to the Trust.

All of the answers to questions and statements in the application are true to the best of the knowledge and belief of those who made and recorded them. I have used only company-approved sales material in connection with this application, and copies of all sales material used were left with the applicant.
Compensation Option ☐ A ☐ B ☐ C

▲Representative’s/Agent’s Signature	▲DATE SIGNED

Representative’s/Agent’s Name	Telephone Number
Representative’s/Agent’s Email Address

State License Number	NYLIAC Code Number

Firm/Agency Name	Firm/Agency Telephone Number

Firm/Agency Address Street City State Zip Code

(05/2019)